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                                                                    EXHIBIT 99.1



FINANCIAL CONTACT: JAMES S. GULMI (615) 367-8325
MEDIA CONTACT:     CLAIRE S. MCCALL (615) 367-8283


                 GENESCO TO BROADCAST PRESENTATION TO NASHVILLE
                 SOCIETY OF SECURITY ANALYSTS OVER THE INTERNET

NASHVILLE, Tenn., Dec. 4, 2000 -- Genesco Inc. (NYSE: GCO) announced that the Company will broadcast its investor presentation and commentary to the Nashville Society of Security Analysts live over the internet on Wednesday, December 6, 2000, at 12:30 p.m. (central time). Genesco management expected to participate include: Ben T. Harris, Chairman and Chief Executive Officer; Hal Pennington, President and Chief Operating Officer; and James S. Gulmi, Senior Vice President
- Finance and Chief Financial Officer.

            The call may be accessed through the Company's internet website, http://www.genesco.com, or through V-Call's website at http://www.vcall.com. To listen live, please go to either website at least 15 minutes early to register, download and install any necessary software. A replay will be available shortly after the call for 15 days.

            Genesco, based in Nashville, sells footwear and accessories in 759 retail stores in the U.S., principally under the names Journeys, Johnston & Murphy, Jarman and Underground Station, and on internet websites http://www.journeys.com and http://www.johnstonmurphy.com. The Company also sells footwear at wholesale under its Johnston & Murphy brand and under the licensed Dockers and Nautica brands. Additional information on Genesco and its operating divisions may be accessed at its website http://www.genesco.com.





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